UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

Virginia Commerce Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 Lee Highway, Arlington, Virginia 22207

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 703.534.0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 11, 2012, Virginia Commerce Bancorp, Inc. (the “Company”) entered into a letter agreement, including Schedule A thereto (the “Letter Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company redeemed all 71,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”) issued to Treasury on December 12, 2008 under the Capital Purchase Program. In connection with this redemption, on December 11, 2012, the Company paid Treasury $71.0 million in liquidation value and $256,389 of accrued and unpaid dividends associated with the 71,000 shares of Preferred Stock.

A copy of the Letter Agreement is attached as Exhibit 10.24 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Letter Agreement is qualified in its entirety by reference thereto.

Item 7.01	Regulation FD Disclosure

On December 11, 2012, the Company issued a press release announcing the redemption of all 71,000 shares of Preferred Stock as further described above. A copy of the Company’s press release is attached as Exhibit 99 to this Current Report and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of business acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell company transactions. Not applicable.

(d) Exhibits.

10.24	Letter Agreement, dated December 11, 2012, between Virginia Commerce Bancorp, Inc. and the United States Department of the Treasury

99	Press Release dated December 11, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

By:	/s/ Mark S. Merrill
Mark S. Merrill, Executive Vice President and Chief Financial Officer

Dated: December 11, 2012

Exhibit Index

Exhibit No.	Description

10.24	Letter Agreement, dated December 11, 2012, between Virginia Commerce Bancorp, Inc. and the United States Department of the Treasury

99	Press Release dated December 11, 2012